Exhibit 99.1

O-I Glass Appoints Gordon Hardie as Chief Executive Officer

Gordon Brings Over 35 Years of Global Leadership Experience Advancing Strategy and Innovation

Company Nominates Two New Independent Directors and Announces Retirement of Board Chair

PERRYSBURG, Ohio, April 4, 2024 – O-I Glass, Inc. (NYSE: O-I) (the “Company” or “O-I”) today announced that its Board of Directors (the “Board”) has appointed Gordon J. Hardie, current O-I Board member, as the Company’s next Chief Executive Officer, effective the later of May 15, 2024 or the date Gordon is issued his work-authorized U.S. visa. Gordon will also continue as a member of O-I’s Board, where he has served since 2015. He succeeds Andres Lopez, who previously announced his intention to retire.

Gordon is a seasoned executive who brings over 35 years of leadership and operational expertise, including overseeing transformations at global companies to achieve industry-leading positions. Most recently, he served as President, Food & Ingredients at Bunge Limited, a global agribusiness and food company, where he was responsible for leading the strategic development and global performance of the business.

“Gordon’s appointment as CEO follows a comprehensive search consistent with our long-term succession planning process,” said John H. Walker, Independent Board Chair. “Gordon is a proven leader with extensive experience in the packaged food and beverage industry, bringing valuable customer perspective. Having served on the O-I Board for nearly nine years, he also has a deep understanding of our business, operations and culture – and most importantly, the opportunities ahead. The Board is confident that Gordon will take the Company into its next phase of innovation and growth.”

“I am honored to take on the role of O-I’s next CEO at this exciting time in the Company’s history,” said Gordon. “I know firsthand that our culture of innovation and the tremendous talent at every level of the organization is what differentiates O-I as an industry leader. Together, with the rest of the Board and O-I management team, I look forward to building on our strong foundation and delivering future value creation for our customers and stockholders.”

“I have worked closely with Gordon from our time together on the O-I Board, and I believe he is the ideal leader to take O-I to the next level," said Andres. “I am extremely proud of what the O-I team has accomplished, from developing breakthrough innovations to advancing new standards in sustainable glass manufacturing and will be celebrating the team's continued successes for years to come."

O-I Announces Changes to the Board

O-I today also announced the nominations of Eric J. Foss and Cheri Phyfer to stand for election to the Company’s Board at its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 15, 2024. In addition, the Company announced that John H. Walker is retiring from his role as Independent Board Chair and a member of the Board, effective as of the Annual Meeting. The Board will appoint a new Board Chair at the conclusion of the Annual Meeting.

Eric is an experienced executive having previously served as Chairman, President and Chief Executive Officer of Aramark, a leading global provider of food, facilities and uniform services, until he retired from his roles in 2019. Before then, he served in senior leadership roles across various divisions of PepsiCo, Inc. In addition, he has extensive public company board experience and currently serves on the boards of Primo Water Corporation, Cineworld Group and The Cigna Group.

Cheri has significant operating expertise, currently serving as Executive Vice President and Group President at Fortune Brands Innovations, Inc., a building products manufacturer and distributor, where she is responsible for the company’s brand, innovation and channel organization. Prior to Fortune Brands, Cheri spent over 20 years at The Sherwin-Williams Company, including running two of the company’s largest store divisions before serving as President of the Consumer Group.

John said, “As part of our commitment to strong governance practices, including active board refreshment, we are pleased to nominate Eric and Cheri for election to the O-I Board. Eric and Cheri are both proven leaders who each bring extensive experience in areas directly relevant to our business, and we expect their perspectives to be value-additive to the important work underway.”

John added, “It has been an honor to serve as Chair of O-I’s Board and to have contributed to the Company’s transformation into the more capable, resilient, agile and disciplined organization it is today.”

Andres concluded, “On behalf of my fellow directors, I want to thank John for his dedication to O-I, including three years as Board Chair. We have all benefitted from his business transformation and technology expertise, and, on a personal note, it has been a pleasure to both work with and learn from him. We wish him all the best.”

In connection with the changes announced today, following the Annual Meeting, O-I’s Board will continue to comprise ten directors, nine of whom will be independent.

Complete biographies for each of the nominees for the O-I Board will be available in the Company’s definitive proxy statement, which will be filed with the Securities and Exchange Commission, in connection with the upcoming Annual Meeting.

About O-I

At O-I Glass, Inc. (NYSE: OI), we love glass, and we are proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it is also pure, healthy, and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of approximately 23,000 people across 68 plants in 19 countries, O-I achieved revenues of $7.1 billion in 2023. Learn more about us: oi.com / Facebook / Twitter / Instagram / LinkedIn

Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect O-I’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that O-I’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the general political, economic and competitive conditions in markets and countries where O-I has operations, including uncertainties related to economic and social conditions, trade disputes, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, public health issues and weather, (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current Ukraine-Russia and Israel-Hamas conflicts and disruptions in supply of raw materials caused by transportation delays), (3) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers, (4) changes in consumer preferences or customer inventory management practices, (5) the continuing consolidation of O-I’s customer base, (6) O-I’s ability to improve its glass melting technology, known as the MAGMA program, and implement it within the timeframe expected, (7) unanticipated supply chain and operational disruptions, including higher capital spending, (8) seasonality of customer demand, (9) the failure of O-I’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (10) labor shortages, labor cost increases or strikes, (11) O-I’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (12) O-I’s ability to generate sufficient future cash flows to ensure O-I’s goodwill is not impaired, (13) any increases in the underfunded status of O-I’s pension plans, (14) any failure or disruption of O-I’s information technology, or those of third parties on which O-I relies, or any cybersecurity or data privacy incidents affecting O-I or its third-party service providers, (15) risks related to O-I’s indebtedness or changes in capital availability or cost, including interest rate fluctuations and the ability of O-I to generate cash to service indebtedness and refinance debt on favorable terms, (16) risks associated with operating in foreign countries, (17) foreign currency fluctuations relative to the U.S. dollar, (18) changes in tax laws or U.S. trade policies, (19) O-I’s ability to comply with various environmental legal requirements, (20) risks related to recycling and recycled content laws and regulations, (21) risks related to climate-change and air emissions, including related laws or regulations and increased ESG scrutiny and changing expectations from stakeholders, (22) risks related to our long-term succession planning process and the other risk factors discussed in O-I's filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by O-I in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While O-I continually reviews trends and uncertainties affecting O-I’s results of operations and financial condition, O-I does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

For more information, contact:

Chris Manuel, Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com